UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2016 (September 1, 2016)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 1, 2016, Nxt-ID, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices at 285 North Drive, Melbourne, Florida 32934. As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 5, 2016, at the Annual Meeting the stockholders were asked to vote on six matters: (i) the election of directors, (ii) the ratification of the appointment of an independent accounting firm, (iii) a proposal to authorize the Board of Directors (“the Board”) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.0001 per share, at a specific ratio within a range from one-for-five to one-for-fifteen, at any time before September 30, 2016, with such range and timing to be left to the complete discretion of the Board, (iv) to approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below market price of our common stock in accordance with Nasdaq Marketplace Rule 5635(d), (v) to approve the issuance of an aggregate of up to 3,125,000 shares of the Company’s Series A Convertible Preferred Stock in accordance with Nasdaq Marketplace Rule 5635(d), and (vi) to approve the issuance of an aggregate of 4,500,000 shares of the Company’s Series B Convertible Preferred Stock, and warrants to purchase 5,625,000 shares of the Company’s common stock, in accordance with Nasdaq Marketplace Rule 5635(d).

Of the 61,605,091 shares outstanding and entitled to vote as of the record date for the Annual Meeting, 41,017,374 shares were present at the Annual Meeting in person or by proxy. As such, a quorum was established at the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office of each director will be until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld
Gino M. Pereira	32,424,030	53,680
Major General David R. Gust, USA, Ret.	32,341,995	135,715
Michael J. D’Almada-Remedios, PHD	31,713,694	764,016
Daniel P. Sharkey	32,315,874	161,836
Stanley E. Washington	31,813,614	664,096

In addition, the stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, by a vote of 51,056,552 for; 274,350 against; and 254,986 abstentions. There were no broker non-votes.

The stockholders also approved the proposal to authorize the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.0001 per share, at a specific ratio within a range from one-for-five to one-for-fifteen, at any time before September 30, 2016, with such ratio and timing to be left to the complete discretion of the Board, by a vote of 46,015,954 for; 5,186,573 against; and 246,656 abstentions. There were no broker non-votes.

The stockholders also authorized the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below market price of our common stock in accordance with Nasdaq Marketplace Rule 5635(d), by a vote of 30,587,551 for; 1,826,658 against; and 63,501 abstentions. There were no broker non-votes.

The stockholders also authorized the issuance of an aggregate of up to 3,125,000 shares of the Company’s Series A Convertible Preferred Stock in accordance with Nasdaq Marketplace Rule 5635(d), by a vote of 31,410,835 for; 994,978 against; and 71,897 abstentions. There were no broker non-votes.

Lastly, the stockholders also authorized the issuance of an aggregate of 4,500,000 shares of the Company’s Series B Convertible Preferred Stock, and warrants to purchase 5,625,000 shares of the Company’s common stock, in accordance with Nasdaq Marketplace Rule 5635(d), by a vote of 31,277,810 for; 1,113,622 against; and 86,278 abstentions. There were no broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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